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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion by reference in the Registration Statement (Form S-8 No. 33-34451) pertaining to the 1988 Stock Option Plan, 1989 Stock Option Plan, 1990 Stock Option Plan, and the Original Stock Plan of Amtech Corporation, and in the Registration Statement (Form S-8 No. 33-53010) pertaining to the Amtech Corporation 1992 Stock Option Plan of our report dated January 27, 1995, with respect to the financial statements of Cardkey Systems, Inc. in this Quarterly Report (Form 10-Q) of Amtech Corporation dated August 10, 1995.



                                    Crowe, Chizek and Company

Oak Brook, Illinois
August 9, 1995